UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a‑6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a‑12

Criteo S.A.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EXPLANATORY NOTE

Set forth below is the English version of the convening notice for the Annual Meeting of Stockholders (the “Annual General Meeting”) of Criteo S.A. (the “Company”) that is being sent to holders of ordinary shares of the Company (“Ordinary Shares”) in accordance with  French law. The convening notice reflects a record date of June 27, 2016, 12:00 a.m., Paris time (the “Record Date”), for holders of Ordinary Shares who wish to attend or vote in-person at the Annual General Meeting. Please note that the Record Date differs from what was previously disclosed in the Company’s Definitive Proxy Statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on April 29, 2016, which stated that holders of Ordinary Shares on June 29, 2016, the date of the Annual General Meeting, would be eligible to attend and vote in person at the Annual General Meeting.  The Proxy Statement is hereby amended to reflect the Record Date as stated above.  Other than this change, there are no other revisions to the information contained in the Proxy Statement.

CRITEO
French société anonyme
Share capital of 1,561,772.04 euros
Registered office: 32 rue Blanche, 75009 Paris
484 786 249 R.C.S. Paris
_____________________

Paris, May 27, 2016

Dear Shareholder,

We are pleased to hereby inform you that you are convened to the CRITEO S.A. (the “Company”) combined ordinary and extraordinary shareholders’ meeting to be held on June 29, 2016 at 2 p.m. (the “Combined Shareholders Meeting”), at the Company’s registered office, in order to deliberate on the agenda detailed in the enclosed document.
Any shareholder, regardless of the number of shares he/she holds, can participate in the Combined Shareholder Meeting.
The right to participate at the Combined Shareholders Meeting is evidenced by the registration, on June 27, 2016, 12:00 a.m., Paris time, of the shares in the name of the shareholder or of the intermediary registered on behalf of such shareholder, in the Company’s shareholders accounts held for it by its agent, BNP Paribas Securities Services.
You have several ways to participate in the Combined Shareholders Meeting:

•	attending in person,

•	voting by mail, or

•	being represented by proxy.
To attend the Combined Shareholder Meeting in person, you can (i) request an admission card from BNP Paribas Securities Services by regular mail or (ii) present yourself on the meeting day directly at the desk specially provided for this purpose with a document showing your identity.
If you are not able to attend the Combined Shareholder Meeting in person, you can (i) vote by mail or (ii) give a proxy to the Chairman of the Combined Shareholders Meeting or to your spouse or to the partner with whom you have entered into a civil union (Pacs).
To this effect, you can request a voting or proxy form and return it to BNP Paribas Securities Services at the address provided below. The requests for voting or proxy forms shall be received by BNP Paribas Securities Services at the address mentioned below at least six days before the date of the Combined Shareholder Meeting, i.e. on June 23, 2016 at the latest. The voting or proxy form is also available on the Company’s Investor Relations website: http://criteo.investorroom.com/annuals.
To be taken into account, the voting forms must be received by BNP Paribas Securities Services (Services Assemblées Générales) by June 24, 2016 at the latest.
It is specified that any shareholder having already voted, having sent a proxy or requested an admission card cannot choose any other form of participation.
Any request and/or correspondence relating to the Combined Shareholder Meeting, including proxy forms must be sent to:
BNP Paribas Securities Services
Les Grands Moulins de Pantin
Services Assemblées Générales
9 rue du Débarcadère
93761 Pantin Cedex - France
Tél. : + 33.1.57.43.02.30

All the documents that, according to law, must be communicated for the Combined Shareholder Meeting will be made available to the shareholders at the Company’s registered office, within the legal time period.
Note that you can also find all information regarding the Combined Shareholder Meeting online on the Company’s Investor Relations website: http://criteo.investorroom.com/annuals.

Yours sincerely,

__________________________
For the Board of Directors
Jean-Baptiste Rudelle
Chairman of the Board

Encl.: agenda of the Combined Shareholders Meeting

COMBINED SHAREHOLDERS MEETING OF JUNE 29, 2016

Agenda for the Ordinary Shareholders’ Meeting

1.	renewal of the term of office of Mr. Jean-Baptiste Rudelle as Director,

2.	renewal of the term of office of Mr. James Warner as Director,

3.	ratification of the provisional appointment of Ms. Sharon Fox Spielman as Director,

4.	renewal of the term of office of Ms. Sharon Fox Spielman as Director,

5.	appointment of Mr. Eric Eichmann as Director,

6.	renewal of the term of office of Mr. Dominique Vidal, subject to the approval of Resolution 37,

7.	determination of the amount of directors’ attendance fees,

8.	non-binding advisory vote to approve the compensation for the named executive officers of the Company,

9.	non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every year,

10.	non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every two years,

11.	non-binding advisory vote to hold a non-binding advisory vote on the compensation for the named executive officers of the Company every three years,

12.	approval of the statutory financial statements for the fiscal year ended December 31, 2015,

13.	approval of the consolidated financial statements for the fiscal year ended December 31, 2015,

14.	discharge (quitus) of the members of the board of directors and the Statutory Auditors for the performance of their duties for the fiscal year ended December 31, 2015,

15.	allocation of profits for the fiscal year ended December 31, 2015,

16.	approval of the agreement relating to the provision of premises and means entered into with The Galion Project (agreement referred to in Article L.225-38 of the French Commercial Code),

17.	ratification of the partnership entered into with The Galion Project (agreement referred to in Article L.225-38 of the French Commercial Code),

18.	ratification of the partnership entered into with France Digitale (agreement referred to in Article L.225-38 of the French Commercial Code),

19.	delegation of authority to the Board of Directors to execute a buyback of Company stock in accordance with Article L. 225-209-2 of the French Commercial Code,

20.	approval of the 2016 Stock Option Plan adopted by the Company’s Board of Directors,

21.	approval of the modification to the fungible share ratio in the 2015 Time-Based Free Share /RSU Plan as amended by the Company’s Board of Directors,

22.	approval of the modification to the fungible share ratio in the 2015 Performance-Based Free Share /RSU Plan as amended by the Company’s Board of Directors,

Agenda for the Extraordinary Shareholders’ Meeting

23.
authorization to be given to the Board of Directors to grant OSAs (options to subscribe to new ordinary shares) or OAAs (options to purchase ordinary shares) of the Company, pursuant to the provisions of Articles L. 225-177 et seq. of the French Commercial Code, subject to the approval of Resolution 20,

24.
authorization to be given to the Board of Directors to grant time-based free shares/restricted stock units to employees pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code,

25.
authorization to be given to the Board of Directors to grant performance-based free shares/ restricted stock units to executives and certain employees, from time to time, pursuant to the provisions of Articles L.225-197-1 et seq. of the French Commercial Code,

26.
delegation of authority to the Board of Directors to issue and grant warrants (bons de souscription d’actions) for the benefit of a category of persons meeting predetermined criteria, without shareholders’ preferential subscription rights,

27.	determination of the overall limits on the amount of ordinary shares to be issued pursuant to Resolutions 23 to 26,

28.
delegation of authority to the Board of Directors to reduce the Company’s share capital by cancelling shares as part of the authorization to the Board of Directors allowing the Company to buy back its own shares in accordance with the provisions of Article L.225-209-2 of the French Commercial Code,

29.
delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities granting access to the Company’s share capital, for the benefit of a category of persons meeting predetermined criteria, without shareholders’ preferential subscription rights,

30.
delegation of authority to the Board of Directors to increase the Company’s share capital by issuing ordinary shares, or any securities granting access to the Company’s share capital, through a public offering, without shareholders’ preferential subscription rights,

31.
delegation of authority to be granted to the Board of Directors in order to increase the Company’s share capital by issuing ordinary shares, or any securities granting access to the Company’s share capital, in the context of a private placement, without shareholders’ preferential subscription rights,

32.
delegation of authority to be granted to the Board of Directors in order to increase the Company’s share capital by issuing ordinary shares, or any securities granting access to the Company’s share capital, while preserving the shareholders’ preferential subscription rights,

33.
delegation of authority to the Board of Directors to increase the number of securities to be issued as a result of a share capital increase pursuant to the delegations in Resolutions 29 to 32, with or without shareholders’ preferential subscription rights,

34.	determination of the overall financial limits applicable to the issuances to be completed pursuant to the delegations in Resolutions 29 to 33 and 35,

35.
delegation of authority to the Board of Directors to increase the Company’s share capital by way of issuing shares and securities for the benefit of members of a Company savings plan (plan d'épargne d’entreprise),

36.	amendment to the quorum requirements for ordinary and extraordinary meetings of the Company’s shareholders, and the approval of the corresponding amendment to Article 19 of the Company’s By-laws,

37.	reduction of the duration of the term of office of the directors and observers from 3 to 2 years and the approval of the corresponding amendment of the Company’s By-laws.